EXHIBIT 21

PEREGRINE PHARMACEUTICALS, INC.

Subsidiaries of Registrant

Peregrine (Beijing) Pharmaceutical Technology Ltd.

Avid Bioservices, Inc.

Vascular Targeting Technologies, Inc.